Exhibit 99.1

EARNINGS RELEASE

Investor and Media Contacts:
Kelly Loeffler, VP, Investor Relations & Corp. Communications
IntercontinentalExchange
770-857-4726
kelly.loeffler@theice.com

Melanie Shale, Director of Investor & Public Relations
IntercontinentalExchange
770-857-2532
melanie.shale@theice.com

IntercontinentalExchange Reports $1.87 Adjusted Diluted EPS, up 32%; GAAP Diluted EPS of $1.80; Record Revenues and Net Income Attributable to ICE

•	Record 3Q11 Revenues of $341 MM, Up 19%
•	Record 3Q11 Net Income Attributable to ICE of $133 MM, Up 38%
•	Record 3Q11 Operating Cash Flow of $220 MM, Up 84%

ATLANTA, GA (November 2, 2011) -- IntercontinentalExchange (NYSE: ICE), a leading operator of regulated global exchanges, clearing houses and over-the-counter (OTC) markets, today reported financial results for the third quarter of 2011. Consolidated revenues increased 19% from the third quarter of 2010 to a record $341 million. Consolidated net income attributable to ICE grew 38% to a record $133 million. Diluted earnings per share (EPS) increased 40% to $1.80.

Third quarter 2011 adjusted consolidated net income attributable to ICE, excluding acquisition-related transaction costs that are not indicative of our core business performance, increased 30% to $138 million and adjusted diluted EPS grew 32% to $1.87. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

Said ICE Chairman and CEO Jeffrey C. Sprecher: “By recognizing the demand for market transparency, clearing and automation well in advance of regulatory requirements, ICE continues to deliver strong results. With a global reach and an innovative and diverse suite of products and risk management solutions, ICE is committed to continuing to lead in creating value for our customers and shareholders.”

ICE SVP and CFO Scott Hill added: “This was another outstanding quarter for ICE, with record revenues, earnings and operating cash flow. Importantly, embedded within these strong results are on-going strategic investments that will enable us to continue to grow and outperform over the long term.”

Third Quarter 2011 Results
Third quarter 2011 consolidated revenues totaled $341 million, up 19% from the prior-year third quarter. Consolidated transaction and clearing revenues grew 18% to $302 million. The increase in transaction and clearing revenues was driven primarily by volume growth in the Brent, Gasoil, ECX emissions and Russell Index futures and options contracts, as well as growth in OTC North American natural gas, power and global oil volume.

Transaction and clearing revenues in ICE’s futures segment grew 24% to $155 million in the third quarter. Average daily volume (ADV) in ICE’s futures segment was 1.6 million contracts, an increase of 23% from the third quarter of 2010.

Transaction and clearing revenues in ICE’s global OTC segment increased 11% to a record $147 million in the third quarter of 2011. Average daily commissions (ADC) for ICE’s OTC energy business grew 14% to $1.55 million. Revenues from ICE’s credit default swap (CDS) trade execution, processing and clearing business was $46 million in the quarter, up 8% from the third quarter of 2010, and included $19 million in CDS clearing revenues.

Consolidated market data revenues were a record $32 million in the third quarter of 2011, an increase of 17% from the prior third quarter. Consolidated other revenues were $7 million.

Consolidated operating expenses totaled $137 million in the quarter, an increase of 1% from the third quarter of 2010. Consolidated operating income grew 35% to $204 million. Operating margin in the third quarter was 60%, and the effective tax rate for the quarter was 30%, compared to 32% for the prior third quarter.

First Nine Months of 2011 Results
Consolidated revenues in the first nine months of 2011 grew 16% to $1 billion. Futures volumes in the first three quarters grew 18% to 291 million contracts, driving futures transaction and clearing revenues to $461 million, up 22% year-over-year.  ADV in the first nine months of 2011 was 1.5 million contracts, up 17% from the year-ago period.

Global OTC segment transaction and clearing revenues were $428 million in the first nine months of the year, an increase of 8% from the same period in 2010. ADC in ICE’s OTC energy business were $1.57 million, up 13% from the first nine months of 2010. Consolidated market data revenues increased 13% to $92 million and consolidated operating margin was 60% for the first nine months of 2011.

Cash flow from operations were $541 million in the first nine months of 2011, up 43% from the same period of 2010. Capital expenditures in the first nine months of 2011 were $19 million and capitalized software development costs totaled $23 million.

Unrestricted cash was $497 million as of September 30, 2011. As previously announced, ICE repurchased $103 million of its common stock at an average price of $109.95 in the third quarter of 2011 as part of its existing stock repurchase program. At the end of the quarter, ICE had $602 million in outstanding debt.

Financial Guidance and Additional Information
•
ICE's diluted share count for the fourth quarter of 2011 is expected to be in the range of 73 million to 74 million weighted average shares outstanding, and the diluted share count for fiscal year 2011 in the range of 73.5 million to 74.5 million weighted average shares outstanding.

Earnings Conference Call Information
ICE will hold a conference call today, November 2, at 8:30 a.m. ET to review its third quarter 2011 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 877-674-6420 if calling from the United States, or 708-290-1370 if dialing from outside of the United States. For participants on the telephone, please place your call ten minutes prior to the start of the call. The call will be archived on the company's website for replay.

Historical futures volume and OTC commission data can be found at:
http://ir.theice.com/supplemental.cfm

About IntercontinentalExchange
IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design, ICE Futures Canada, ICE Futures Europe, ICE Futures U.S., ICE Trust, ICE Clear Europe, ICE Clear U.S., ICE Clear Canada, The Clearing Corporation, U.S. Dollar Index, ICE Link and Creditex. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml.

Forward-Looking Statements
This press release may contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange's business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions, including the U.S. government’s negotiations to increase the U.S. debt ceiling; volatility in commodity prices; changes in laws and regulations; increasing competition and consolidation in our industry; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; technological developments, including clearing developments; the accuracy of our cost estimates and expectations, including, without limitation, those set forth in this press release under "Financial Guidance and Additional Information"; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures at least through the end of 2012; our ability to develop new products and services; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; identification of trends and how they will impact our business; and our ability to gain access to comparable products and services if our key technology contracts were terminated. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's most recent Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 9, 2011, and ICE’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed with the SEC on August 3, 2011.  These filings are also available in the Investors & Media section of our website. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligations to disclose material information under the Federal securities laws, ICE undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this press release.

Consolidated Unaudited Financial Statements

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Transaction and clearing fees, net	$889,060	$772,024	$301,510	$256,102
Market data fees	92,331	81,567	32,212	27,528
Other	18,885	11,330	7,056	3,516
Total revenues	1,000,276	864,921	340,778	287,146
Operating expenses:
Compensation and benefits	187,951	179,696	64,137	62,586
Professional services	24,970	24,840	8,743	8,262
Acquisition-related transaction costs	14,760	9,062	5,446	7,019
Selling, general and administrative	75,007	69,788	25,308	25,982
Depreciation and amortization	99,063	87,867	33,095	31,739
Total operating expenses	401,751	371,253	136,729	135,588
Operating income	598,525	493,668	204,049	151,558
Other income (expense):
Interest and investment income	2,742	1,544	908	478
Interest expense	(24,821)	(22,123)	(8,244)	(7,511)
Other income (expense), net	(819)	(13,297)	(258)	2,716
Total other expense, net	(22,898)	(33,876)	(7,594)	(4,317)
Income before income taxes	575,627	459,792	196,455	147,241
Income tax expense	184,153	153,834	59,507	47,328
Net income	$391,474	$305,958	$136,948	$99,913
Net income attributable to noncontrolling interest	(8,574)	(6,792)	(4,317)	(3,598)
Net income attributable to
IntercontinentalExchange, Inc.	$382,900	$299,166	$132,631	$96,315
Earnings per share attributable to
IntercontinentalExchange, Inc. common shareholders:
Basic	$5.22	$4.06	$1.81	$1.31
Diluted	$5.17	$4.01	$1.80	$1.29
Weighted average common shares outstanding:
Basic	73,335	73,765	73,139	73,659
Diluted	74,057	74,577	73,836	74,443

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$497,303	$621,792
Short-term restricted cash	63,377	75,113
Customer accounts receivable, net	159,219	114,456
Margin deposits and guaranty funds	34,460,109	22,712,281
Prepaid expenses and other current assets	42,941	52,136
Total current assets	35,222,949	23,575,778
Property and equipment, net	99,114	94,503
Other noncurrent assets:
Goodwill	1,901,880	1,916,055
Other intangible assets, net	872,398	890,818
Long-term restricted cash	145,680	144,174
Long-term investments	400,217	—
Other noncurrent assets	24,492	20,931
Total other noncurrent assets	3,344,667	2,971,978
Total assets	$38,666,730	$26,642,259
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$79,480	$65,162
Accrued salaries and benefits	44,946	53,769
Current portion of licensing agreement	20,972	18,268
Current portion of long-term debt	231,500	252,750
Income taxes payable	49,481	6,307
Margin deposits and guaranty funds	34,460,109	22,712,281
Other current liabilities	42,212	18,847
Total current liabilities	34,928,700	23,127,384
Noncurrent liabilities:
Noncurrent deferred tax liability, net	240,669	268,249
Long-term debt	370,000	325,750
Noncurrent portion of licensing agreement	83,595	60,325
Other noncurrent liabilities	32,634	43,786
Total noncurrent liabilities	726,898	698,110
Total liabilities	35,655,598	23,825,494
EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	791	785
Treasury stock, at cost	(593,562)	(453,822)
Additional paid-in capital	1,810,929	1,745,424
Retained earnings	1,830,323	1,447,423
Accumulated other comprehensive income (loss)	(74,671)	37,740
Total IntercontinentalExchange, Inc. shareholders’ equity	2,973,810	2,777,550
Noncontrolling interest in consolidated subsidiaries	37,322	39,215
Total equity	3,011,132	2,816,765
Total liabilities and equity	$38,666,730	$26,642,259

Non-GAAP Financial Measures and Reconciliation

Below we provide adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE common shareholders as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles (GAAP) results, and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below are not reflective of our core business performance. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We strongly recommend that investors review the GAAP financial measures included in our Quarterly Report on Form 10-Q for the period ended September 30, 2011, including our consolidated financial statements and the notes thereto.

During the nine months and three months ended September 30, 2011 and 2010, we recognized acquisition-related transaction costs as we continued to explore acquisitions and other strategic opportunities to strengthen our competitive position and support our growth, including transaction costs relating to the potential acquisition of NYSE Euronext and the investment in Cetip that we incurred during the nine and three months ended September 30, 2011 and transaction costs relating to the acquisition of CLE that we incurred during the nine and three months ended September 30, 2010. During the nine and three months ended September 30, 2010, we incurred charges associated with our acquisition of CLE, including the currency hedge that was purchased at the time of the CLE transaction announcement, acquisition-related severance costs and a net gain on the sale of our existing CLE ownership. The tax effects of these items are calculated by applying specific legal entity and jurisdictional marginal tax rates. Adjusted net income attributable to ICE for the periods presented below is calculated by adding net income attributable to ICE, the adjustments described above, which costs are not reflective of our core business performance, and their related income tax effect.

The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders as follows for the following periods (in thousands, except per share amounts):

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Net income attributable to ICE	$382,900	$299,166	$132,631	$96,315
Add: Acquisition-related transaction costs	14,760	9,062	5,446	7,019
Add: Loss on hedge related to CLE acquisition	—	15,080	—	802
Add: Severance costs relating to acquisitions	—	5,716	—	5,196
Less: Net gain on existing 4.8% ownership of CLE	—	(1,825)	—	(1,825)
Less: Income tax benefit effect related to the items
above	(3,528)	(6,149)	(70)	(1,579)
Adjusted net income attributable to ICE	$394,132	$321,050	$138,007	$105,928
Earnings per share attributable to ICE common
shareholders:
Basic	$5.22	$4.06	$1.81	$1.31
Diluted	$5.17	$4.01	$1.80	$1.29
Adjusted earnings per share attributable to ICE
common shareholders:
Adjusted basic	$5.37	$4.35	$1.89	$1.44
Adjusted diluted	$5.32	$4.30	$1.87	$1.42
Weighted average common shares outstanding:
Basic	73,335	73,765	73,139	73,659
Diluted	74,057	74,577	73,836	74,443

ICE-CORP